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                                                                    EXHIBIT 15.1





ClubCorp, Inc.
Dallas, Texas

Ladies and Gentlemen:

Re: Registration Statements Nos. 33-89818, 33-96568, 333-08041, 333-57107, and
333-52612

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 24, 2001, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.




                                                           KPMG LLP



Dallas, Texas
May 3, 2001